ROBERT RESCIGNO CPA
                             3562 Cornerview Avenue
                               Wantagh, NY 11793

                             Tele No. 516-783-2614
                              Fax No. 516-783-2614


April 7, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                    Re: Form 8-K



                  I have read the Form 8-K and agree with the statements made regarding my resignation as auditor for MaxPlanet, Corp.



Sincerely,


ROBERT RESCIGNO
---------------------------
Robert Rescigno
Certified Public Accountant